SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 6, 2003
Date of report (Date of earliest event reported)

BUCA, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 288-2382
(Registrant’s Telephone Number, Including Area Code)

Item 7.     Financial Statements and Exhibits.

(c)	The following exhibits are being furnished pursuant to Item 9 “Regulation FD Disclosure” of this Form 8-K:

Exhibit 99.1	Certain slides presented at the Annual Meeting of Shareholders of BUCA, Inc. held on May 6, 2003.

Exhibit 99.2	Reconciliation of non-GAAP financial measures.

Item	9. Regulation FD Disclosure.

The Annual Meeting of Shareholders of BUCA, Inc. was held on May 6, 2003. Certain of the slides presented at the meeting are being furnished as Exhibit 99.1 to this report. Some of the slides contain non-GAAP financial measures. Reconciliation of these non-GAAP financial measures and the reasons for providing these non-GAAP financial measures are being furnished as Exhibit 99.2 to this report.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2003	BUCA, INC.
(Registrant)

	By	/s/ GREG A. GADEL
Greg A. Gadel
Executive Vice President, Chief Financial Officer, Treasurer and Secretary